As filed with the Securities and Exchange Commission on November 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-1723097
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One American Road

Cleveland, Ohio 44144

(216) 252-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Catherine M. Kilbane

Senior Vice President, General Counsel and Secretary

American Greetings Corporation

One American Road

Cleveland, Ohio 44144

(216) 252-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Solecki, Esq.

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rue 12b-2 of the exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee(1)
Debt Securities

(1)	The registrant is registering an indeterminate aggregate amount of debt securities as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities

We may offer debt securities from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. We will provide the specific terms of any offering of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these debt securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, and any documents incorporated by reference into this prospectus carefully before you invest.

We may sell these debt securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of debt securities also will be set forth in the applicable prospectus supplement.

Investing in any of our debt securities involves risks. Please read carefully the section entitled “Risk factors” beginning on page 4 of this prospectus and the information included and incorporated by reference in this prospectus.

Our Class A common shares are listed on the New York Stock Exchange under the symbol “AM.” If we decide to seek a listing of any debt securities offered by this prospectus, we will disclose the exchange or market on which the debt securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2011.

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About this prospectus

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the headings “Where you can find more information” and “Information incorporated by reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or in any applicable supplement to this prospectus or any free writing prospectus authorized by us. We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not making an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any free writing prospectus is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our” or “American Greetings” refer to American Greetings Corporation and its consolidated subsidiaries.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, or the Exchange Act. Such filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of any document filed by us at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also inspect the information that we file at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005. Information about us, including our filings, is also available on our website at http://www.corporate.americangreetings.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

Information incorporated by reference

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed with the SEC, excluding any information contained therein or attached as exhibits thereto that has been furnished to but not filed with the SEC (including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended February 28, 2011, as amended by our Annual Report on Form 10-K/A for the fiscal year ended February 28, 2011 filed on November 14, 2011;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 27, 2011 and August 26, 2011, as amended by our Quarterly Reports on Form 10-Q/A for the fiscal quarters ended May 27, 2011 and August 26, 2011 filed on November 14, 2011; and

•	our Current Reports on Form 8-K filed on March 4, 2011, June 29, 2011, September 27, 2011 and November 9, 2011.

Any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the debt securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents; provided, however, that we are not incorporating in each case, any documents or information contained therein that has been furnished but not filed with the SEC.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write American Greetings Corporation, One American Road, Cleveland, Ohio 44144, Attention: Secretary (telephone (216) 252-7300).

Disclosure regarding forward-looking statements

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and

Section 21E of the Exchange Act. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning our operations and business environment, which are difficult to predict and may be beyond our control. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect our future financial performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

•	competitive terms of sale offered to customers;

•	the loss of one or more retail customers and/or retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	the timing and impact of converting customers to a scan-based trading model;

•	the ability to achieve the desired benefits associated with our cost reduction efforts;

•	the timing of investments in, together with the ability to successfully implement or achieve the desired benefits associated with, any information systems refresh we may implement;

•	Schurman Fine Paper’s ability to successfully operate its retail operations and satisfy its obligations to us;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology, including social media, on core product sales;

•	escalation in the cost of providing employee healthcare;

•	the ability to comply with our debt covenants;

•	fluctuations in the value of currencies in major areas where we operate, including the U.S. Dollar, Euro, U.K. Pound Sterling and Canadian Dollar;

•	the outcome of any legal claims known or unknown; and

•	the risk factors referred to or described in the “Risk factors” section of this prospectus.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.

The risks and uncertainties identified above are not the only risks we face. Additional risks and uncertainties not presently known to us or that we believe to be immaterial also may adversely affect us. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have a material adverse effect on our business, financial condition and results of operations. We assume no obligation or duty to update any of the forward-looking statements included in this prospectus (including the information incorporated by reference), except to the extent required by applicable law.

The Company

Founded in 1906, American Greetings operates predominantly in a single industry: the design, manufacture and sale of everyday and seasonal greeting cards and other social expression products. We manufacture or sell greeting cards, gift packaging, party goods, stationery and giftware in North America, primarily the United States and Canada, and throughout the world, primarily in the United Kingdom, Australia and New Zealand. In addition, our subsidiary AG Interactive, Inc. distributes social expression products, including electronic greetings and a broad range of graphics and digital services and products, through a variety of electronic channels, including web sites, internet portals, instant messaging services and electronic mobile devices. We also engage in design and character licensing, and manufacture custom display fixtures for our products and products of others.

Our principal executive office is located at One American Road, Cleveland, Ohio 44144. Our telephone number is (216) 252-7300. Our web site address is www.corporate.americangreetings.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

Risk factors

Investing in our debt securities involves risk. Prior to making a decision about investing in our debt securities, you should carefully consider the specific factors discussed under the heading “Risk factors” in any accompanying prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described therein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case you could lose all or a part of your investment.

Use of proceeds

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the debt securities will be added to our general corporate funds and may be used, including, but without limitation, to repay debt, fund share repurchases, fund dividends, finance acquisitions, finance capital expenditures and operating expenses and invest in subsidiaries. Prior to such application, all or a portion of the net proceeds may be invested in short-term investments.

Ratio of earnings to fixed charges

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

	Fiscal year ended February 28 or 29					Six-month period ended
	2007	2008	2009	2010	2011	August 26, 2011

Consolidated ratio of earnings to fixed charges(1)	2.2 x	4.5 x	—	4.6 x	6.0 x	5.9 x

(1)	Ratio of earnings to fixed charges is computed by dividing fixed charges into earnings plus fixed charges. For purposes of determining this ratio, earnings have been calculated as pretax income from continuing operations. Fixed charges consist of interest expense (including amortized premiums, discounts and capitalized expenses related to indebtedness) and the estimated interest component of rent expense.

Earnings for the fiscal year ended February 28, 2009 were inadequate to cover fixed charges. The coverage deficiency was $274.9 million.

Description of debt securities

The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture to be entered into between us and The Bank of Nova Scotia Trust Company of New York, as trustee. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where you can find more information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “American Greetings,” “we,” “our” and “us” in this section, we mean American Greetings Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, supplemental indenture or officers’ certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series. Debt securities may differ between series in respect to any matter, but all series of debt securities will be equally and ratably entitled to the benefits of the indenture. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the series of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the series of debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which the principal on the series of debt securities is payable;

•	the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium and interest, if any, on the series of debt securities will be payable;

•	if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed (in whole or in part, at our option);

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any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the series of debt securities and the terms and conditions of such obligation;

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the dates, if any, on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of that series of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities and any appropriate legends if the debt securities are discount securities;

•	the portion of the principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the series of debt securities and, if other than U.S. Dollars, the agency responsible for overseeing such currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the series of debt securities will be made;

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if payments of principal of, premium or interest, if any, on the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

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the manner in which the amounts of payment of principal of, premium or interest on the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the series of debt securities;

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any addition to or change in the Events of Default described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

•	any other terms of the series of debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such series);

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture;

•	any provisions relating to conversion of the series of debt securities; and

•	whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof.

In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the resolution of our Board of Directors, the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.     You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities (except as expressly permitted under the indenture), but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us of the certificate to the new holder or the issuance by us of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.     Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal, and premium and interest, if any, on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. American Greetings, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers’ certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, merger and sale of assets

We may not, directly or indirectly, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of or assign all or substantially all of our properties and assets to, any person (a “successor person”) unless:

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we are the surviving corporation or the successor person (if other than American Greetings) is a corporation, limited liability company or limited partnership organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or passage of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions provided for in the indenture are met.

Notwithstanding the above, any subsidiary of American Greetings may consolidate with, merge into or transfer all or part of its properties to American Greetings or its subsidiaries.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following events (subject to modification in the board resolution, supplemental indenture or officers’ certificate, setting forth the terms of any series of debt securities issued pursuant thereto):

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

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default in the payment of principal of or premium on any debt security of that series at maturity or when such principal otherwise becomes due and payable whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

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default in the performance of any agreement or covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of American Greetings; and

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable board resolution, supplemental indenture or officers’ certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We will describe in the prospectus supplement relating to any series of debt securities that are discount securities the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense arising out of such exercise of its rights or powers. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and interest, if any, on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or passage of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, premium or interest on any debt securities of that series) with respect to debt securities of that series if the trustee in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver, or make any change to these modification and waiver provisions;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the stated maturity date of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment, provided that it is made at the option of American Greetings, with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or interest, if any, on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

From time to time, we and the Trustee, without the consent of the Holders, may amend the Indenture or the debt securities for certain specified purposes, including to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	make changes that do not adversely affect the rights of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee;

•	comply with the Trust Indenture Act; or

•	provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture as of the date of the indenture.

Defeasance of debt securities and certain covenants in certain circumstances

Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other material agreement to which American Greetings is bound and we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, deduction, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions as described below:

•

we may omit to comply with the covenant described under the heading “Consolidation, merger and sale of assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be described in the applicable prospectus supplement; and

•

any omission to comply with those covenants will not constitute an event which, after notice or lapse of time, or both, would become an Event of Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, deduction, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

•	no default or Event of Default under the indenture shall have occurred and be continuing on the date of the deposit.

Covenant defeasance and events of default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain defined terms

“Foreign Government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which, in either case are not callable or redeemable at the option of the issuer thereof.

“U.S. Government Obligations” means debt securities that are:

•	direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Plan of distribution

We may sell debt securities offered pursuant to the applicable prospectus supplement to one or more underwriters for public offering and sale by them or we may sell debt securities to investors directly or through agents. We may also sell the debt securities through a combination of these methods.

The distribution of the debt securities may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them and any profit on the resale of the offered debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discounts, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any conditions to the obligations of the underwriters, dealers or agents to purchase the debt securities, discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered debt securities may be listed.

We may have, or enter into, agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act.

If the applicable prospectus supplement indicates, we will authorize underwriters or our other agents to solicit offers by certain institutions to purchase offered debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are subject to the condition that the purchase of the offered debt securities at the time of delivery is allowed by the laws that govern the purchaser. The underwriters and other agents will not be responsible for the validity or performance of the contracts.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of our and/or their business.

Legal matters

Jones Day will pass upon the validity of the debt securities being offered hereby.

Experts

The consolidated financial statements of American Greetings Corporation appearing in American Greetings Corporation’s Annual Report (Form 10-K) for the year ended February 28, 2011 (including the schedule appearing therein), as amended for the year ended February 28, 2011 included in its Form 10-K/A, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution.

The following table sets forth the estimated expenses payable by us in connection with the issuance and distribution of the debt securities, other than underwriting discounts and commissions.

SEC registration fee	*
Trustee’s fees and expenses	**
Printing expenses	**
Accountant’s fees and expenses	**
Rating agency fees	**
Legal fees and expenses	**
Miscellaneous	**
Total	$**

*	Because the amount to be registered consists of an unspecified amount of the debt securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

**	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of directors and officers.

The Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions or proceedings, if the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless, and to the extent that, the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification provisions of the Ohio Code also provide that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by such person in his or her capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Ohio Code.

Article IV of our Code of Regulations provides for the indemnification of our directors and officers to the maximum extent permitted by Ohio law, as authorized by our Board of Directors. Article IV of our Code of Regulations also provides for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of American Greetings Corporation, upon the receipt of an undertaking from such director or officer to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification. We maintain a directors’ and officers’ insurance policy which insures our directors and officers from claims arising out of an alleged wrongful act by such persons in their respective capacities as our directors and officers, subject to certain exceptions. We may also enter into agreements with any persons whom we may indemnify under applicable law and our Code of Regulations to indemnify such persons to the maximum extent permitted by law and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the we would have the power under applicable law or our Code of Regulations to indemnify any such person. alleged wrongful act by such persons in their respective capacities as our directors and officers, subject to certain exceptions. We may also enter into agreements with any persons whom we may indemnify under applicable law and our Code of Regulations to indemnify such persons to the maximum extent permitted by law and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the we would have the power under applicable law or our Code of Regulations to indemnify any such person.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, as of the 15th day of November, 2011.

AMERICAN GREETINGS CORPORATION

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Morry Weiss	Chairman of the Board; Director	November 15, 2011

* Zev Weiss	Chief Executive Officer (principal executive officer); Director	November 15, 2011

* Jeffrey Weiss	President and Chief Operating Officer; Director	November 15, 2011

* Scott S. Cowen	Director	November 15, 2011

* Jeffrey D. Dunn	Director	November 15, 2011

* William E. MacDonald, III	Director	November 15, 2011

* Michael J. Merriman, Jr.	Director	November 15, 2011

* Charles A. Ratner	Director	November 15, 2011

* Jerry Sue Thornton	Director	November 15, 2011

* Stephen J. Smith	Senior Vice President and Chief Financial Officer (principal financial officer)	November 15, 2011

* Joseph B. Cipollone	Vice President and Chief Accounting Officer (principal accounting officer)	November 15, 2011

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Attorney-in-fact

Exhibit index

Exhibit no.	Description

1.1	Underwriting Agreement*

4.1	Form of Debt Securities Indenture

4.2	Form of Debt Securities*

5.1	Opinion of Jones Day

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Debt Securities Indenture

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.